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                                                                   EXHIBIT 10.35


                                  April 9, 2002

Ted Hally
17 Acorn Lane
Los Altos, CA 94024

Dear Ted:

         As discussed, this letter is to confirm our agreement with respect to the termination of your employment with Inktomi Corporation ("Company"). To ensure that there are no ambiguities, this letter first explains in detail both your rights and obligations and those of the Company upon termination of your employment.

         First we have agreed that your employment with the Company will end effective May 1, 2002, or on an earlier date should you become employed elsewhere. Thereafter, you will no longer be an employee of the Company. You will be paid all earned and unpaid salary, any bonuses due and owing, together with any accrued and unused vacation pay, less deductions required or permitted by law, in your final paycheck. Per your letter of November 22, 2000 ("Offer Letter"), the Company will also provide you with pay continuance for six (6) months at your current base salary, less deduction required by law. Further, in accordance with Attachment A to your Offer Letter, the Company will provide tax and financial service expenses for the preparation of U.K. and U.S. annual tax returns through the termination of your employment. In addition, upon request, the Company will provide you with a one-way airline ticket for yourself only to relocate to your country of residence. Note that nothing herein affects your status as an at-will employee.

         Your coverage under the Company group plans will end on the last day of the calendar month of your employment. However, you will have the opportunity to exercise your option to continue this benefit under COBRA after that date. You will be provided a benefits packet containing information on your COBRA rights and conversion to a direct pay plan. Please call the Company's Human Resources Administrator if you have any questions about COBRA conversion. Additionally, please keep Human Resources informed of any address changes in cases we need to mail you future W-2's and other correspondences to your attention.

         Please return all company property to me by May 1, 2002. In addition, please note that your obligations under the Employment, Confidential Information, Invention


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Assignment and Arbitration Agreement still remain in effect. We have enclosed a copy of that Agreement as Attachment 1 for your reference.

         In addition to the foregoing to which you are entitled, the Company is prepared to offer you additional benefits to which you would otherwise not be entitled in exchange for an agreement to release all claims known or unknown against the Company and its agents (collectively referred to as "the Company"). If you wish to accept such additional benefits in consideration for the Release, your signature on the enclosed Release will reflect your agreement. Further, you will be required to re-execute the Release upon your termination of employment to receive additional benefits therein. You may take 21 days from receipt of this letter (i.e., until May 1, 2002) to consider whether you wish to accept these additional benefits in exchange for the Release. Please also note that even if you do sign the Release, you may change your mind and revoke the Release and forego the additional benefits, provided you notify me in writing within seven (7) days of your signing that you no longer want the additional benefits described below.

         We wish you the best of luck in your future endeavors.



                                    ------------------------------
                                    Tim Burch
                                    Vice President of Human Resources



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                               RELEASE AND WAIVER

                                  CONSIDERATION

         This Release is given in consideration of Inktomi Corporation's additional provision of the following:

         (1) A paid leave of absence for eight (8) months (ending December 31, 2002) or until I am employed elsewhere, whichever is earlier. Upon exhaustion of my paid leave of absence or upon commencement of other employment, whichever occurs first, my employment with Inktomi Corporation will terminate ("Termination Date"). During my paid leave of absence, salary and benefits will be treated as follows: I will continue to collect my regular base salary, less deductions required by law, in accordance with Inktomi Corporation's regular payroll periods; my employee group health benefits will continue; I will continue to be eligible to participate in the personal goal achievement component of the annual bonus plan only, but not the profit achievement component; my participation in the ESPP will cease pursuant to the Inktomi Corporation ESPP Plan documents; my stock options will cease to vest pursuant to the Inktomi Corporation Stock Option plans (however, they will continue to be exercisable for 90 days following my Termination Date in accordance with the provisions of such plans); and I will not continue to accrue vacation and sick leave. During this paid leave of absence, I may be called upon to perform services for Inktomi Corporation and I agree to do so. My paid leave of absence will begin on May 1, 2002, or ten (10) days after Inktomi Corporation's receipt of this signed, unrevoked Release, whichever is later.

         (2) Forgiveness of my Employee Loan Agreement entered into April 30, 2001 (including the Promissory Note attached thereto as Exhibit A) ("Loan"), the current balance (excluding interest) of which is $1,735,000. In addition, Inktomi Corporation will provide me with a cash payment equivalent to the tax incurred by me as a result of the forgiveness of the Loan ("Gross Up") up to $992,272.73, less the amount of any after-tax gains acquired by the exercise and sale of any Inktomi Corporation stock options held by me as determined by Inktomi Corporation. I further agree to do a same day sale of all stock options that I exercise and that I will exercise within ten (10) days of my Termination Date all my vested in-the-money options. The Loan will be forgiven on my Termination Date or ten (10) days after Inktomi Corporation's receipt of the re-executed, unrevoked Release, whichever is later. The Gross Up will be provided to me within thirty (30) days of my Termination date or thirty (30) days after Inktomi Corporation's receipt of the re-executed, unrevoked Release, whichever is later.

         (3) Outplacement services through the Termination Date, beginning on May 1, 2002 or ten (10) days after Inktomi Corporation's receipt of this signed unrevoked Release, whichever is later.


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         (4) Payment of relocation costs up to $25,000 for relocation of myself and my family back to the U.K. if I am required to return to the U.K. within ninety days of my Termination Date due to the expiration of my Visa (and not due to any employment offer or opportunity). This benefit will be provided to me following my submission to Inktomi Corporation of written receipts of the relocation costs provided such receipts are received by Inktomi Corporation no later than April 14, 2003. This payment of relocation costs is conditional on Inktomi Corporation's receipt of the re-executed, unrevoked Release.

         (5) Other than as set forth below, Inktomi's release and discharge of me from any and all claims, of any and every kind, nature and character, known or unknown, foreseen or unforeseen, based on any act or omission by me occurring prior to the date of my signing this Release, including but not limited to any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; provided that Inktomi will not release or discharge me for any and all claims arising out of my breach of any provision contained in my Employment, Confidential Information, Invention Assignment and Arbitration Agreement. Inktomi Corporation's release of its claims is conditional on Inktomi Corporation's receipt of the re-executed, unrevoked Release.

         Inktomi understands and agrees that this Release extinguishes all claims, whether known or unknown, foreseen or unforeseen, except for those claims expressly described above. Inktomi expressly waives any rights or benefits under Section 1542 of the California Civil Code, or any equivalent statute. California Civil Code Section 1542 provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Inktomi fully understands that, if any fact with respect to any matter covered by this Release is found hereafter to be other than or different from the facts now believed by Inktomi to be true, Inktomi expressly accepts and assumes that this Release shall be and remain effective, notwithstanding such difference in the facts.

         I understand that these are additional benefits to which I am not eligible unless I elect to sign this Release. I acknowledge and agree that I am not eligible for participation in any Inktomi Corporation severance plan, policy or practice. I understand that I have an obligation to inform Inktomi Corporation if I become employed elsewhere before my Termination Date. I also understand and agree that I will not be entitled to such consideration detailed above should I commence employment with an subsidiary


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company. Further, I expressly agree that any and all tax liability, cost, interest, assessment and/or penalty which may become due because of the payment of the benefits herein are my sole responsibility other than as expressly set forth herein. I further agree to pay any taxes, costs, interest, assessments and/or penalties which shall become due and will deliver to Inktomi Corporation proof of such payments, if necessary, and will indemnify and hold Inktomi Corporation harmless if it incurs any tax liability, cost, interest, assessment and/or penalty as a result of this Release.

         I waive my right to six (6) months continued pay, less deductions required by law and any other benefits set forth in my offer letter with Inktomi Corporation dated November 22, 2000 and any attachments thereto in exchange for the benefits provided herein.

                                     RELEASE

         In consideration of these additional benefits, I, on behalf of my heirs, spouse and assigns, hereby completely release and forever discharge Inktomi Corporation, its past and present affiliates, agents, officers, directors, shareholders, employees, attorneys, insurers, successors and assigns (collectively referred to as "Company") from any and all claims, of any and every kind, nature and character, known or unknown, foreseen or unforeseen, based on any act or omission occurring prior to the date of my signing this Release, including but not limited to any claims arising out of my offer of employment, my employment or termination of my employment with the Company or my right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law. The matters released include, but are not limited to, any claims under federal, state or local laws, including claims arising under, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement and Income Security Act of 1974, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967 ("ADEA") as amended, including but not limited to, the Older Workers' Benefit Protection Act ("OWBPA") other than claims relating to the validity of this Release under the ADEA as amended by the OWBPA, and any common law, tort or contract or statutory claims, and any claims for attorneys' fees and costs. The only exceptions are any claims I may have for unemployment or workers compensation.

         I understand and agree that this Release extinguishes all claims, whether known or unknown, foreseen or unforeseen, except for those claims expressly described above. I expressly waive any rights or benefits under
Section 1542 of the California Civil Code, or any equivalent statute. California Civil Code Section 1542 provides as follows:


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         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         I fully understand that, if any fact with respect to any matter covered by this Release is found hereafter to be other than or different from the facts now believed by me to be true, I expressly accept and assume that this Release shall be and remain effective, notwithstanding such difference in the facts.

         I agree not to file any claim, charge, action or complaint concerning any matter referred to in this Release, with the exception of any claim that I may have as to the validity of this Release under the ADEA as amended by the OWBPA. If I have previously filed any claims, other than relating to the validity of this Release under the ADEA, I agree to take all reasonable steps to cause them to be withdrawn without delay. I agree not to apply for employment with the Company or any of its subsidiaries, in the future and I also understand that the Company and its subsidiaries have no obligation to re-hire or employ me.

         I further acknowledge that during my employment, I may have obtained confidential, proprietary and trade secret information, including information relating to the Company's products, plans, designs and other valuable confidential information. I agree not to disclose any such confidential information unless required by subpoena or court order, and that I will first give the Company written notice of such subpoena or court order with reasonable advance notice to permit the Company to oppose such subpoena or court order if it chooses to do so.

         I also agree that for a period of 1 year after the Termination Date with the Company, and within any county in the United States or other equivalent geographical subdivision in foreign jurisdictions in which the Company does business (a list of which is available from Human Resources and is incorporated herein), I shall not: (i) directly call upon or solicit any of the customers of the Company or any subsidiary that were or became customers and with whom I developed a relationship during the term of my employment (as used herein "customer" shall mean any person or company as listed as such on the books of the Company or any subsidiary); or (ii) induce or attempt to induce any employee, agent or consultant of the Company or any subsidiary to terminate his or her association with the Company or any subsidiaries. The Company and I agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of the Company. In the event of the breach or threatened breach by me of this paragraph, the Company, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph. The provisions of this paragraph expressly supercede any

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conflicting provisions contained in any other plan or agreement I am party to with the Company.

         This Release constitutes the entire agreement between myself and the Company with respect to any matters referred to in this Release. This Release supersedes any and all of the other agreements between myself and the Company, except for the Employment, Confidential Information, Invention Assignment and Arbitration Agreement, attached hereto as Attachment 1, which remain in full force and effect. No other consideration, agreements, representations, oral statements, understandings or course of conduct which are not expressly set forth in this Release should be implied or are binding. I understand and agree that this Release shall not be deemed or construed at any time or for any purposes as an admission of any liability or wrongdoing by either myself or the Company. I also agree that if any provision of this agreement is deemed invalid, the remaining provisions will still be given full force and effect. The terms and conditions of this agreement and release will be interpreted and construed in accordance with the laws of California.

         Prior to execution of this Release, I have apprised myself of sufficient relevant information in order that I might intelligently exercise my own judgment. The Company has informed me in writing to consult an attorney before signing this Agreement, if I wish. The Company has also given me at least 21 days in which to consider this Release, if I wish. I also understand that for a period of seven (7) days after I sign this Release, I may revoke this Release Agreement, and that the Release shall not become effective until seven (7) days from the date of my signature.

         I have read this Release and understand all of its terms. I further acknowledge and agree that this Release is executed voluntarily and with full knowledge of its legal significance. I also understand and agree that if any suit is brought to enforce the provisions of this Release, with the exception of a claim brought by me as to the validity of this Release under the ADEA as amended by the OWBPA, the prevailing party shall be entitled to its costs, expenses, and attorneys' fees as well as any and all other remedies specifically authorized under the law.

         Finally, I agree that I will not disclose voluntarily or allow anyone else to disclose either the existence, reason for or contents of this Release without the Company's prior written consent, unless required to do so by law. Notwithstanding this provision, I am authorized to disclose this Release to my spouse, attorneys and tax advisors on a "need to know" basis, on the condition that they agree to hold the terms of the Release, including the settlement payments, in strictest confidence. I am further authorized to make appropriate disclosures as required by law, provided that I notify the Company in writing of such legal obligations to disclose at least five (5) business days in advance of disclosure. I further agree to indemnify and hold harmless the Company for and against any and all costs, losses


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or liability, whatsoever, including reasonable attorney's fees, caused by my breach of the non-disclosure provisions.

                        EMPLOYEE'S ACCEPTANCE OF RELEASE

         I HAVE CAREFULLY READ AND FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL THE TERMS OF THE RELEASE IN EXCHANGE FOR THE ADDITIONAL BENEFITS TO WHICH I WOULD OTHERWISE NOT BE ENTITLED.

Dated:__________________            ________________________________
                                              Ted Hally

                       INKTOMI'S AGREEMENT TO THE RELEASE

         INKTOMI AGREES TO PROVIDE THE BENEFITS DESCRIBED HEREIN EXCHANGE FOR THIS RELEASE.

Dated:__________________            ________________________________
                                           Tim Burch,
                                           VP of Human Resources



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               EMPLOYEE'S RE-EXECUTION AND AFFIRMATION OF RELEASE

I HEREBY RE-EXECUTE AND REAFFIRM ALL RIGHTS AND OBLIGATIONS SET FORTH IN THE RELEASE ENTERED INTO ON ____________, 2002, INCLUDING BUT NOT LIMITED TO AN ADDITIONAL 21 DAYS TO CONSIDER THE RE-EXECUTION AND ADDITIONAL 7 DAYS TO REVOKE MY RE-EXECUTION, AND I VOLUNTARILY AGREE TO ALL OF THE TERMS IN THE RELEASE IN EXCHANGE FOR THE ADDITIONAL BENEFITS TO WHICH I WOULD NOT OTHERWISE BE ENTITLED.

DATED:__________________            ________________________________
                                               Ted Hally


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                                  ATTACHMENT 1

     [ATTACH Employment, Confidential Information, Invention Assignment and
                             Arbitration Agreement]



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